UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

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On June 21, 2019, EQT Corporation (the “Company”) issued the following news release:

NEWS RELEASE

EQT Letter to Shareholders Highlights the Company’s Strong Results and Momentum and Details Why Toby Rice is Not Qualified to Lead EQT or Serve on the Board

Urges Shareholders to Keep EQT on the Best Path Forward
by Voting “FOR” the Company’s Nominees on the GOLD Universal Proxy Card

PITTSBURGH — (June 21, 2019) — EQT Corporation (NYSE: EQT) today mailed a letter to shareholders highlighting the continued strength of EQT’s operating results and detailing why Toby Rice is not qualified or fit to lead EQT or serve on its Board of Directors (the “Board”).

The letter, available at VoteGoldForEQT.com, urges shareholders to support the Company’s nominees, who are dedicated to creating long-term value, instead of the family-and-friends group beholden to Toby Rice and his brother Derek Rice (the “Toby Rice Group”).

Shareholders should discard any white proxy cards they may receive from the Toby Rice Group and vote on the GOLD universal proxy card “FOR” each of EQT’s 12 highly qualified director nominees.

The full text of the letter follows:

Dear Fellow EQT Shareholder:

THE EQT BOARD AND MANAGEMENT TEAM ARE SUCCESSFULLY TRANSFORMING EQT INTO A FREE CASH FLOW MACHINE

EQT’s refreshed Board and management team have successfully shifted the Company’s culture to one that emphasizes accountability, collaboration and transparency. Today, there is a relentless focus throughout the organization on enhancing capital efficiency and transforming EQT into a free cash flow machine. You can see this in our results.

In the fourth quarter of 2018 and first quarter of 2019, the new EQT successfully executed our plan and met or exceeded our targets. We delivered more than $300 million of adjusted free cash flow[1] and reduced debt by $500 million while increasing production volumes through substantial drilling and operating efficiencies. We’re committed to continuing to reduce annual costs, and we have already identified $175 million in annual cost savings since the new management team assumed control in November 2018.

Earlier this week, we announced strong preliminary second quarter 2019 results, which demonstrate continued progress in driving operating efficiencies. EQT expects to deliver second quarter 2019 sales volumes at the high-end of our guidance and capital expenditures in line with expectations, resulting in stronger than expected free cash flow.

We are on track to generate approximately $300 to $400 million of adjusted free cash flow[1] in 2019 and — with the recently identified incremental savings — at least $3 billion of adjusted free cash flow[1] through 2023, with additional upside expected through our Target 10% Initiative.

INDUSTRY EXPERTS RECOGNIZE THAT THE TRANSFORMATION IS

TAKING HOLD AT EQT[2]

•                  “EQT is making a strong case for business continuity…The current management team has delivered strong execution, despite high pressure, for the short <6-month tenure

[1]  Adjusted free cash flow is a non-GAAP financial measure, see disclosures below for definition and pricing assumptions.

[2]  Permission to use quotations neither sought nor obtained.

NEWS RELEASE

since they took over control of the company. We walked away more appreciative of the organizational & cultural changes underpinning the improvement in YTD execution. We are also more positive on the potential for additional cost savings, likely resulting in less capex for the same production in 2020+.” — Credit Suisse, May 1, 2019

•                  “Our investor meetings with EQT’s management team on the West Coast earlier this week left us more positively inclined on the ability of this team to deliver on and possibly beat its five year plan. Two quarters of successful results that coincide with the tenure of this team clearly have given them incremental confidence that they can correct the discounted value in the stock without activist intervention.” — Wells Fargo, May 9, 2019

•                  “This is an incrementally positive update because, similar to 1Q19, operational performance continues to exceed expectations and there are new long-term savings captured from the company’s efforts to improve capital efficiency.” — RBC Capital Markets, June 17, 2019

•                  “This marks the third consecutive quarter with volumes expected at or above the high end of guidance…Since announcing its target 10% initiative in January, EQT has achieved ~$75 mm of annualized savings, pushing its 5 year free cash flow outlook to $3.0bn vs. $2.7bn originally, and nearly halfway toward its goal of $700 mm of cumulative improvements.” — Wells Fargo, June 17, 2019

•                  “Yesterday’s press release highlights Q2 production is expected to be at the high end of 355-375bcfe guidance for in line capex, marking three consecutive quarters of solid operational results. In addition, management continues to make progress on cost reduction initiatives with another $25MM in savings captured under the Target 10% Initiative, bringing total savings announced since Nov’18 to $175MM. The company continues to capture operational efficiencies with drilling days per 1,000’ down -8%, frac stages per crew up +20%, and frac plugs drilled per day up +14% compared to Q1’19.” — Tudor, Pickering, Holt & Co., June 18, 2019

TOBY RICE HAS A TRACK RECORD OF MISMANAGEMENT

The EQT Board believes that retaining the right leadership to effect the transformation is among its primary responsibilities. In that regard, EQT evaluated Toby Rice’s qualifications to serve as a director and/or member of senior management at the Company. In addition to reviewing Toby’s qualifications, professional experience and operational track record, EQT examined its internal records obtained through EQT’s acquisition of Rice Energy. Following this comprehensive review, EQT determined that Toby Rice is not qualified to serve in a leadership position or on the Board of a large and established organization. In fact, these internal documents clearly evidence significant issues with Toby Rice’s ability to manage.

Specifically, the evidence examined by EQT revealed that, among other things:

•                  Toby Rice’s brother Daniel, who was CEO of Rice Energy, expressed concerns regarding managing Toby and Toby’s behavior and, on a number of occasions, had to involve his father, who was a Rice Energy director at the time, and Rice Energy’s independent chairman of the board in an attempt to get Toby to modify his behavior.

•                  Toby’s brother Daniel noted that Toby’s behavior threatened Rice Energy’s ability to retain key talent.

•                  Toby’s father stated that the rollout of an important new technology had to be halted at Rice Energy because Toby lacked necessary training to effectively manage its adoption. He noted that the situation was beyond what the Rice Energy board would tolerate. In addition, Toby’s brother Daniel informed the independent chairman of the Rice Energy board that Toby was “sinking deeper in the abyss” with his technology “shenanigans”, “which were causing a lot of strife throughout the organization”.

NEWS RELEASE

•                  A senior executive at Rice Energy noted that 25 written complaints were made against Toby in a span of two weeks in 2015. A different senior executive thought this was alarming because employees submitted complaints to the human resources department even though Toby was both a family member and C-suite executive.

•                  Toby’s brother Daniel shared with the independent chairman of the Rice Energy board his frustration regarding Daniel’s inability to address the serious concerns and complaints involving Toby. Daniel indicated that he would have had a list of solutions, if Toby were not his brother.

•                  Rice Energy’s independent board chairman stated that, while Toby’s drive and energy were useful in Rice Energy’s formative stage, by 2015 Rice Energy was in a “different phase” and Toby lacked the management skills required by a growing but stable company.

Do not allow Toby Rice to take control of EQT’s Board and derail EQT’s successful path. The facts are clear — Toby is not qualified to serve in a leadership position in management or on the Board, and family dynamics impeded effective management at Rice Energy. Toby’s actions while at Rice Energy directly contradict his claimed strengths as a leader and culture agent. EQT shareholders and employees deserve real leadership and the positive culture already arising from its newly refreshed Board and management team.

Toby’s concerning behavior has continued in his current role heading the Rice Investment Group (“RIG”). Toby lobbied EQT executives to do business with a company in which RIG had an interest, and did not disclose RIG’s connection to that company. Given that a Rice family member with an interest in RIG serves on the EQT Board, and RIG invests in companies that sell or would be positioned to sell products and services to EQT, we question Toby’s judgment and candor with this behavior. We also believe that having a director or CEO with a portfolio of active multi-million-dollar investments in the same industry as EQT presents the potential for numerous conflicts.

We believe that EQT shareholders should reject the Toby Rice Group’s efforts to replace a majority of the Board and install Toby as CEO of EQT.

VOTE TODAY “FOR” EQT’S 12 HIGHLY QUALIFIED DIRECTOR NOMINEES ON THE GOLD UNIVERSAL PROXY CARD

EQT’s nominees are aligned with the interests of EQT shareholders and we believe they are best suited to continue to oversee EQT’s successful transformation. Unlike the Toby Rice Group slate, we have shown diligence and care in selecting our independent directors for election. The EQT director nominees are independent, highly qualified, experienced and complement one another with diverse and valuable perspectives.

You have an opportunity to keep EQT on the best path forward by supporting EQT’s Board and management team: we urge you to vote today by telephone, internet or by signing, dating and returning the enclosed GOLD universal proxy card in the postage-paid envelope provided.

Thank you for your continued support of EQT as we work to execute our strategy and drive value and significant cash flow for all shareholders.

Sincerely,

The Independent Members of the EQT Board of Directors

NEWS RELEASE

If you have any questions, or need assistance in voting
your shares on the GOLD universal proxy card,
please call EQT’s proxy solicitor:

INNISFREE M&A INCORPORATED
TOLL-FREE at 1-877-687-1866 (from the U.S. or Canada)
Or at (412) 232-3651 (From Other Locations)

Please discard and do NOT vote using any white proxy cards you may receive from the Toby Rice Group

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

NEWS RELEASE

The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and in the Company’s report on Form 10-K for the year ended December 31, 2018.

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018	Total
	(Thousands)
Net cash provided by operating activities	$871,287	$530,866	$1,402,153
(Deduct) / add back changes in other assets and liabilities	(223,934)	261,216	37,282
Operating cash flow	$647,353	$792,082	$1,439,435
(Deduct) / add back:
EBITDA attributable to discontinued operations(a)	—	(118,934)	(118,934)
Interest expense attributable to discontinued operations	—	19,452	19,452
Adjusted operating cash flow	$647,353	$692,600	$1,339,953
(Deduct):
Capital expenditures attributable to continuing operations	(476,022)	(558,351)	(1,034,373)
Adjusted free cash flow	$171,331	$134,249	$305,580

(a)         As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation in November 2018, the results of operations of Equitrans Midstream Corporation are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis.

NEWS RELEASE

EBITDA Attributable to Discontinued Operations

EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets and impairment of goodwill attributable to discontinued operations for the three months ended December 31, 2018.

The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-K for the year ended December 31, 2018.

Three Months Ended December 31, 2018
(Thousands)
Income (loss) from discontinued operations, net of tax	$(163,911)
Add back / (deduct):
Interest expense	19,452
Income tax benefit	(31,575)
Depreciation	22,243
Amortization of intangible assets	4,847
Impairment of goodwill	267,878
EBITDA attributable to discontinued operations	$118,934

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Contacts:

Analyst inquiries:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries:

Michael Laffin — Vice President, Communications

412.395.2069

MLaffin@eqt.com

On June 21, 2019, the Company made the following letter available on its shareholder communications website, https://votegoldforeqt.com/, and subsequently mailed such letter to its shareholders:

June 21, 2019 Dear Fellow EQT Shareholder: THE EQT BOARD AND MANAGEMENT TEAM ARE SUCCESSFULLY TRANSFORMING EQT INTO A FREE CASH FLOW MACHINE EQT’s refreshed Board and management team have successfully shifted the Company’s culture to one that emphasizes accountability, collaboration and transparency. Today, there is a relentless focus throughout the organization on enhancing capital efficiency and transforming EQT into a free cash flow machine. You can see this in our results. In the fourth quarter of 2018 and first quarter of 2019, the new EQT successfully executed our plan and met or exceeded our targets. We delivered more than $300 million of adjusted free cash flow1 and reduced debt by $500 million while increasing production volumes through substantial drilling and operating efficiencies. We’re committed to continuing to reduce annual costs, and we have already identified $175 million in annual cost savings since the new management team assumed control in November 2018. Earlier this week, we announced strong preliminary second quarter 2019 results, which demonstrate continued progress in driving operating efficiencies. EQT expects to deliver second quarter 2019 sales volumes at the high-end of our guidance and capital expenditures in line with expectations, resulting in stronger than expected free cash flow. We are on track to generate approximately $300 to $400 million of adjusted free cash flow1 in 2019 and — with the recently identified incremental savings — at least $3 billion of adjusted free cash flow1 through 2023, with additional upside expected through our Target 10% Initiative. 1 Adjusted free cash flow is a non-GAAP financial measure, see disclosures below for definition and pricing assumptions. Your vote is very important. Protect the value of your investment by voting today “FOR” all 12 of EQT’s director nominees on the GOLD universal proxy card.

## INDUSTRY EXPERTS RECOGNIZE THAT THE TRANSFORMATION IS TAKING HOLD AT EQT[2]

CREDIT SUISSE
May 1, 2019

*"EQT is making a strong case for business continuity…The current management team has delivered strong execution, despite high pressure, for the short <6-month tenure since they took over control of the company. We walked away more appreciative of the organizational & cultural changes underpinning the improvement in YTD execution. We are also more positive on the potential for additional cost savings, likely resulting in less capex for the same production in 2020+."*

---

WELLS FARGO
May 9, 2019

*"Our investor meetings with EQT's management team on the West Coast earlier this week left us more positively inclined on the ability of this team to deliver on and possibly beat its five year plan. Two quarters of successful results that coincide with the tenure of this team clearly have given them incremental confidence that they can correct the discounted value in the stock without activist intervention."*

---

RBC
June 17, 2019

*"This is an incrementally positive update because, similar to 1Q19, operational performance continues to exceed expectations and there are new long-term savings captured from the company's efforts to improve capital efficiency."*

---

WELLS FARGO
June 17, 2019

*"This marks the third consecutive quarter with volumes expected at or above the high end of guidance…Since announcing its target 10% initiative in January, EQT has achieved ~$75 mm of annualized savings, pushing its 5 year free cash flow outlook to $3.0bn vs. $2.7bn originally, and nearly halfway toward its goal of $700 mm of cumulative improvements."*

---

TUDOR PICKERING HOLT & CO
June 18, 2019

*"Yesterday's press release highlights Q2 production is expected to be at the high end of 355-375bcfe guidance for in line capex, marking three consecutive quarters of solid operational results. In addition, management continues to make progress on cost reduction initiatives with another $25MM in savings captured under the Target 10% Initiative, bringing total savings announced since Nov'18 to $175MM. The company continues to capture operational efficiencies with drilling days per 1,000' down -8%, frac stages per crew up +20%, and frac plugs drilled per day up +14% compared to Q1'19."*

2 Permission to use quotations neither sought nor obtained.

TOBY RICE HAS A TRACK RECORD OF MISMANAGEMENT The EQT Board believes that retaining the right leadership to effect the transformation is among its primary responsibilities. In that regard, EQT evaluated Toby Rice’s qualifications to serve as a director and/or member of senior management at the Company. In addition to reviewing Toby’s qualifications, professional experience and operational track record, EQT examined its internal records obtained through EQT’s acquisition of Rice Energy. Following this comprehensive review, EQT determined that Toby Rice is not qualified to serve in a leadership position or on the Board of a large and established organization. In fact, these internal documents clearly evidence significant issues with Toby Rice’s ability to manage. SPECIFICALLY, THE EVIDENCE EXAMINED BY EQT REVEALED THAT, AMONG OTHER THINGS: • Toby Rice’s brother Daniel, who was CEO of Rice Energy, expressed concerns regarding managing Toby and Toby’s behavior and, on a number of occasions, had to involve his father, who was a Rice Energy director at the time, and Rice Energy’s independent chairman of the board in an attempt to get Toby to modify his behavior. • Toby’s brother Daniel noted that Toby’s behavior threatened Rice Energy’s ability to retain key talent. • Toby’s father stated that the rollout of an important new technology had to be halted at Rice Energy because Toby lacked necessary training to effectively manage its adoption. He noted that the situation was beyond what the Rice Energy board would tolerate. In addition, Toby’s brother Daniel informed the independent chairman of the Rice Energy board that Toby was “sinking deeper in the abyss” with his technology “shenanigans”, “which were causing a lot of strife throughout the organization”. • A senior executive at Rice Energy noted that 25 written complaints were made against Toby in a span of two weeks in 2015. A different senior executive thought this was alarming because employees submitted complaints to the human resources department even though Toby was both a family member and C-suite executive. • Toby’s brother Daniel shared with the independent chairman of the Rice Energy board his frustration regarding Daniel’s inability to address the serious concerns and complaints involving Toby. Daniel indicated that he would have had a list of solutions, if Toby were not his brother. • Rice Energy’s independent board chairman stated that, while Toby’s drive and energy were useful in Rice Energy’s formative stage, by 2015 Rice Energy was in a “different phase” and Toby lacked the management skills required by a growing but stable company.

DO NOT ALLOW TOBY RICE TO TAKE CONTROL OF EQT’S BOARD AND DERAIL EQT’S SUCCESSFUL PATH. The facts are clear – Toby is not qualified to serve in a leadership position in management or on the Board, and family dynamics impeded effective management at Rice Energy. Toby’s actions while at Rice Energy directly contradict his claimed strengths as a leader and culture agent. EQT shareholders and employees deserve real leadership and the positive culture already arising from its newly refreshed Board and management team. Toby’s concerning behavior has continued in his current role heading the Rice Investment Group (“RIG”). Toby lobbied EQT executives to do business with a company in which RIG had an interest, and did not disclose RIG’s connection to that company. Given that a Rice family member with an interest in RIG serves on the EQT Board, and RIG invests in companies that sell or would be positioned to sell products and services to EQT, we question Toby’s judgment and candor with this behavior. We also believe that having a director or CEO with a portfolio of active multi-million-dollar investments in the same industry as EQT presents the potential for numerous conflicts. We believe that EQT shareholders should reject the Toby Rice Group’s efforts to replace a majority of the Board and install Toby as CEO of EQT. VOTE TODAY “FOR” EQT’S 12 HIGHLY QUALIFIED DIRECTOR NOMINEES ON THE GOLD UNIVERSAL PROXY CARD EQT’s nominees are aligned with the interests of EQT shareholders and we believe they are best suited to continue to oversee EQT’s successful transformation. Unlike the Toby Rice Group slate, we have shown diligence and care in selecting our independent directors for election. The EQT director nominees are independent, highly qualified, experienced and complement one another with diverse and valuable perspectives. You have an opportunity to keep EQT on the best path forward by supporting EQT’s Board and management team: we urge you to vote today by telephone, internet or by signing, dating and returning the enclosed GOLD universal proxy card in the postage-paid envelope provided. Thank you for your continued support of EQT as we work to execute our strategy and drive value and significant cash flow for all shareholders. Sincerely, The Independent Members of the EQT Board of Directors

Cautionary Statements This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. NON-GAAP DISCLOSURES Adjusted Free Cash Flow Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined below), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Condensed Consolidated Cash Flows included in the Company’s report on Form 10-Q for the quarter ended March 31, 2019 and in the Company’s report on Form 10-K for the year ended December 31, 2018.

Three Months Ended March 31, 2019 ($) Three Months Ended December 31, 2018 ($) ($ in Thousands) Total ($) Net cash provided by operating activities $871,287 $530,866 $1,402,153 (Deduct) / add back changes in other assets and liabilities (223,934) 261,216 37,282 Operating cash flow $647,353 $792,082 $1,439,435 (Deduct) / add back: EBITDA attributable to discontinued operations(a) — (118,934) (118,934) Interest expense attributable to discontinued operations — 19,452 19,452 Adjusted operating cash flow $647,353 $692,600 $1,339,953 (Deduct): Capital expenditures attributable to continuing operations (476,022) (558,351) (1,034,373) Adjusted free cash flow $171,331 $134,249 $ 305,580 (a) As a result of the separation of the Company’s midstream business from its upstream business and subsequent spin-off of Equitrans Midstream Corporation in November 2018, the results of operations of Equitrans Midstream Corporation are presented as discontinued operations in the Company’s Statements of Condensed Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled in the section below. The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis.

EBITDA Attributable to Discontinued Operations EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as income from discontinued operations, net of tax plus interest expense, income tax expense, depreciation and amortization of intangible assets and impairment of goodwill attributable to discontinued operations for the three months ended December 31, 2018. The table below reconciles EBITDA attributable to discontinued operations with income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Condensed Consolidated Operations included in the Company’s report on Form 10-K for the year ended December 31, 2018. ($ in Thousands) Three Months Ended December 31, 2018 ($) Income (loss) from discontinued operations, net of tax (163,911) Add back / (deduct): Interest expense 19,452 Income tax benefit (31,575) Depreciation 22,243 Amortization of intangible assets 4,847 Impairment of goodwill 267,878 EBITDA attributable to discontinued operations 118,934 Important Information EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED 877.687.1866 toll-free from the U.S. and Canada 412.232.3651 from other locations Remember, simply discard any White universal proxy card you may receive from the Rice Group. Any vote on the Rices’ White proxy card (even a vote in protest on their nominees) will revoke any earlier GOLD proxy card that you have submitted to EQT. YOUR VOTE MATTERS Vote the Enclosed GOLD Universal Proxy Card TODAY FOR All 12 of EQT’s Highly Experienced Director Nominees

On June 21, 2019, the Company made the following updates to its shareholder communications website, https://votegoldforeqt.com/:

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